Exhibit 3.1

FOURTH AMENDED AND RESTATED BYLAWS

OF

MILLER INDUSTRIES, INC.

(as amended and restated August 7, 2023)

ARTICLE I

SHAREHOLDERS

Section 1.1Annual Meeting. The annual meeting of the shareholders of Miller Industries, Inc. (the “Corporation”) shall be held at the principal office of the Corporation in the State of Tennessee or at such other place, if any, within or without the State of Tennessee as may be determined by the board of directors of the Corporation (the “Board of Directors” or the “Board”) and as shall be designated in the notice of said meeting, on such date and at such time as may be determined by the Board of Directors. The purpose of said annual meeting shall be to elect directors and transact such other business as may properly be brought before the meeting. The Board may, in its sole discretion, determine that any annual meeting of shareholders may be held solely by means of remote communication or held both at a designated physical place and by means of remote communication so long as shareholders participating may simultaneously hear each other during the meeting.

Section 1.2Notice of Nominations. Nominations for the election of directors may be made by the Board of Directors or a committee thereof authorized to make such nominations or by any shareholder entitled to vote in the election of directors generally. Any such shareholder nomination may be made only if written notice of such nomination has been given, either by personal delivery or by United States mail, postage prepaid, to, and received by, the Secretary of the Corporation (the “Secretary”) at the principal executive offices of the Corporation not later than  with respect to an election to be held at an annual meeting of shareholders, not less than ninety (90) nor more than one hundred twenty (120) days in advance of such meeting, and  with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. In no event shall any adjournment or postponement of an annual or special meeting of shareholders, or the public disclosure thereof, commence a new time period for the giving of a shareholder’s notice for a director nomination as described above. In the case of any nomination by the Board of Directors or a committee thereof authorized to make such nominations, compliance with the proxy rules of the Securities and Exchange Commission (the “Commission”) shall constitute compliance with the notice provisions of the preceding sentence.

In the case of any nomination by a shareholder, each such notice shall set forth:  as to each person whom the shareholder proposes to nominate for election or re-election as a director,  the name, age, business address and residence address of such person,  the principal occupation or employment of such person,  the class and number of shares of the Corporation which are beneficially owned by such person,  any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to applicable Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected), and  a written questionnaire (in the form provided by the Secretary upon written request of the shareholder giving such notice by registered mail at least ten (10) days prior to the submission of such shareholder’s notice in compliance with this Section 1.2) with respect to the background and qualification of each such person whom such shareholder proposes to nominate for election or re-election as a director and the background of any other person or entity on whose behalf the nomination is being made;  as to the shareholder giving the notice,  the name and address, as they appear on the Corporation’s books, of such shareholder,  the class and number of shares of the Corporation which are beneficially owned by such shareholder,  a representation that the shareholder  is a record or beneficial holder of at least one percent (1%) or $1,000 in market value of stock of the Corporation entitled to vote at such meeting,  has held such stock for at least one year and shall continue to own such stock through the date of such meeting, and  intends to appear in person or by proxy at the meeting to present the nomination; and  a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. The Chairperson of the meeting (as defined in Section 1.7) may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Any shareholder or beneficial owner, if any, or any of their respective affiliates, associates, or others acting in concert therewith, directly or indirectly soliciting proxies for the election of directors must use a proxy card color other than white, which color shall be reserved for exclusive use by the Corporation. If a shareholder or beneficial owner, if any, or any of their respective affiliates, associates, or others acting in concert therewith intend to solicit proxies in support of any director nominee other than the Corporation’s nominees, such person shall, in addition to the requirements of this Section 1.2:  deliver to the Corporation, no later than the earlier of the time provided in this Section 1.2 or the time provided in Rule 14a-19 of the Exchange Act, the notice and other information required in Rule 14a-19 of the Exchange Act; and  deliver to the Corporation, no later than five (5) business days prior to the applicable meeting of shareholders, reasonable evidence that it (including any others acting in concert with it) has met the requirements of Rule 14a-19 of the Exchange Act with respect to such nominees. Unless otherwise required by law, if any shareholder  provides notice in compliance with Rule 14a-19(b) of the Exchange Act and  subsequently fails to comply with any requirement of Rule 14a-19 of the Exchange Act, or any other rules or regulations thereunder, or fails to timely provide the evidence described in the preceding clause (b), then the Corporation shall disregard any proxies or votes solicited for such nominees, and such nominations shall be disregarded.

Section 1.3Notice of New Business. At an annual meeting of the shareholders only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. To be properly brought before the annual meeting such new business must be  specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,  otherwise properly brought before the meeting by or at the direction of the Board of Directors, or  otherwise properly brought before the meeting by a shareholder who  is a shareholder of record at the time of giving of notice provided for in this Section 1.3 and at the time of the meeting,  is entitled to vote at such meeting and  complies with the procedures set forth in this Section 1.3. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given prior written notice thereof that must be received by the Secretary of the Corporation at the principal offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the such annual meeting of shareholders of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation.

A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting  a reasonably detailed description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;  the text of the proposal (including the text of any resolutions proposed for consideration), which is not to exceed 500 words, and in the event that such proposal is to amend these Bylaws of the Corporation, as amended (these “Bylaws”) or the Charter of the Corporation, as amended (the “Charter”), the language of the proposed amendment;  the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business;  the class and number of shares of the Corporation which are beneficially owned by the shareholder;  a representation that the shareholder  is a holder of at least one percent (1%) or $1,000 in market value of stock of the Corporation entitled to vote at such meeting,  has held such stock for at least one year and shall continue to own such stock through the date of such meeting, and  intends to appear in person or by proxy at the meeting to present the proposal specified in the notice;  a reasonably detailed description of any financial or other material interest, direct or indirect, of the shareholder in such proposal, including any anticipated benefit therefrom to be received by the shareholder; and  any other information relating to the proposed business that is required to be disclosed under applicable law.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.3. The Chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that new business or any shareholder proposal was not properly brought before the meeting in accordance with the provisions of this Section 1.3, and if the Chairperson should so determine, the Chairperson shall so declare to the meeting and any such business or proposal not properly brought before the meeting shall not be acted upon at the meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

Notwithstanding the foregoing provisions of this Section 1.3, the shareholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.3. Nothing in these Bylaws shall be deemed to affect any rights of a shareholder to request inclusion of proposals in the Corporation’s proxy statement in compliance with Rule 14a-8 under the Exchange Act.

Section 1.4Special Meetings. Special meetings of the shareholders shall be held at the principal office of the Corporation in the State of Tennessee or at such other place, if any, within or without the State of Tennessee as may be designated from time to time by the Board of Directors. Whenever the Board of Directors shall fail to fix such place, or, whenever shareholders entitled to call a special meeting shall call the same, the meeting shall be held at the principal office of the Corporation in the State of Tennessee. The Board may, in its sole discretion, determine that any special meeting of shareholders may be held solely by means of remote communication or held both at a designated physical place and by means of remote communication so long as shareholders participating may simultaneously hear each other during the meeting.

Special meetings of the shareholders shall be held only upon call of  the Chairperson of the Board of Directors (the “Chairperson of the Board”),  a majority of the Board of Directors, or,  unless the Charter otherwise provides, upon written demand(s), signed, dated and delivered to the Secretary of the Corporation at the principal executive offices of the Corporation by shareholders holding at least fifteen percent (15%) of the shares of capital stock of the

Corporation issued and outstanding and entitled to vote on any issue proposed to be considered at such special meeting; provided, however, that each such shareholder must have continuously owned all such shares of capital stock throughout the one-year period preceding, and including, the date of submission of such written demand; provided, further, that such shareholder demand or demands shall have been submitted in accordance with and in the form required by these Bylaws, at such time as may be fixed by the Secretary, and as shall be stated in the call and notice of said meeting, except when the Tennessee Business Corporation Act, as amended (the “Business Corporation Act”), confers upon the shareholders the right to demand the call of such meeting and fix the date thereof. Any written demand for a special meeting by a shareholder shall state with specificity the purpose or purposes of such meeting, including all statements necessary to make any statement of such purpose not incomplete, false or misleading, and shall include any other information required in applicable Exchange Act Rules and Regulations. The Corporation shall cause notice to be given of any special meeting demanded by a shareholder in accordance with Section 1.5 below within sixty (60) days after the Board of Directors has received such written demand and has determined that the demand complies with this Section 1.4. Business transacted at any special meeting shall be confined to the purposes stated in the notice of meeting and matters germane thereto.

Section 1.5Notice of Meetings; Adjournment and Notice of Adjourned Meetings. The notice of all meetings of shareholders shall be in writing, shall state the date, time and place, if any, of the meeting, the means of remote communications, if any, by which shareholders may be deemed present and in person and vote at the meeting (as authorized by the Board of Directors in its sole discretion pursuant to the Business Corporation Act) and, unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. The notice of an annual meeting should state that the meeting is called for the election of directors and for the transaction of such other business as may properly come before the meeting and shall state the purpose or purposes of the meeting if any other action is to be taken at such annual meeting which could be taken at a special meeting. The notice of a special meeting shall, in all instances, indicate that it is being issued by or at the direction of the person or persons calling the meeting and state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally, by mail, by electronic transmission or by any method of delivery permitted by the Business Corporation Act in accordance with the Business Corporation Act, not less than ten (10) days nor more than two (2) months before the date of the meeting, to each shareholder entitled to vote at such meeting (or otherwise entitled to receive notice of such meeting). Notice of any meeting of shareholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation and otherwise is given when delivered.

Any meeting of shareholders, whether annual or special, may be adjourned from time to time by the Chairperson of the meeting, for any reason or without reason, without notice other than announcement at the meeting. If a meeting is adjourned to another date, time or place, if any, and if any announcement of the adjourned date, time or place, if any, and the means of remote communication, if any, is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. Notice of a meeting need not be given to any shareholder who submits to the Corporation for inclusion in the minutes or filing with the corporate records a signed waiver of notice, in person or by proxy, before or after the meeting. The attendance of a shareholder at a meeting without objection at the beginning of the meeting (or promptly upon the shareholder’s arrival) to the lack of notice or defective notice of such meeting shall constitute a waiver of notice by such shareholder.

Section 1.6Quorum. The holders of record of a majority of the outstanding shares of the Corporation entitled to vote at the meeting, present in person or by proxy, shall, except as otherwise provided by law or the Charter, constitute a quorum at a meeting of shareholders, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder or for adjournment of the meeting unless a new record date is or must be set for the meeting.

Section 1.7Conduct of Meetings. Meetings of the shareholders shall be presided over by the Chairperson of the Board, if any, and in the Chairperson’s absence or inability to act, by the Chief Executive Officer, and in the Chief Executive Officer’s absence or inability to act, by the President, and in the President’s absence or inability to act, by such person as may be chosen by the majority of the Board (the “Chairperson of the meeting”). The Secretary of the Corporation, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting. The officer presiding over the meeting may ask that anyone not a shareholder on the stock records of the Corporation or serving as proxy for such leave the meeting.

The Board of Directors of the Corporation may adopt such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the Chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairperson of the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation,  establishing an agenda or order of business for the meeting;  rules and procedures for maintaining order at the meeting and the safety of those present;  limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the Chairperson of the meeting shall permit;  restrictions on entry to the meeting after the time fixed for the commencement thereof;  limitations on the time allotted to questions or comments by participants;  convening the meeting and recessing the meeting (whether or not a quorum is present);  regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot;  establishing rules and procedures with respect to the recess and adjournment of the meeting; and  restrictions on the use of any audio or video recording devices at the meeting (including cellular phones). Unless and to the extent determined by the Board of Directors or the Chairperson of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 1.8Voting. For each share of the capital stock of the Corporation registered in the holder’s name on the books of the Corporation the holder thereof shall have the number of votes per share specified in the Charter. Whenever under the provisions of the Charter any shareholder is entitled to more or less than one (1) vote for any share of capital stock of the Corporation held by such shareholder, every reference in these Bylaws to a plurality or other proportion of stock shall refer to such plurality or other proportion of the votes of such stock.

At each meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder, or by such shareholder’s duly authorized attorney, and bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period. Every shareholder entitled to vote at any meeting may so vote by proxy and shall be entitled to such number of votes for each share entitled to vote and held by such shareholder as stated in the Charter. Elections of directors need not be by written ballot. Except as otherwise required by law, or the Charter, at all elections of directors, directors shall be elected by a plurality of the votes cast by those shares entitled to vote in the election. Except as otherwise required by law, or the Charter, any other action shall be authorized by a majority of the votes cast.

Section 1.9Record Date. For the purpose of determining the shareholders entitled to notice of, to demand a special meeting, to vote or take any other action at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining the shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than seventy (70) days nor less than ten (10) days before the date of such meeting, nor more than seventy (70) days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of, to demand a special meeting, to vote or take any other action at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day on which the meeting is held.

The record date for determining shareholders for any purpose other than that specified in the preceding clause shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of, to demand a special meeting, to vote or take any other action at any meeting of shareholders has been made as provided in this Section 1.9, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this Section 1.9 for the adjourned meeting; provided, however, if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting, the Board of Directors shall fix a new record date.

Section 1.10Shareholder Lists. An alphabetical list by voting group, and within each voting group by class or series of shares, of each shareholder’s name, address and share ownership entitled to notice of a shareholders’ meeting as of the record date, certified by the Secretary or other officer responsible for its preparation, or by the transfer agent, if any, shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section 1.11 Proxy Representation. Every shareholder may authorize another person or persons to act for such shareholder by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or such shareholder’s attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the Business Corporation Act.

Section 1.12Inspectors. At all meetings of shareholders, the proxies and ballots shall be received, taken in charge and examined, and all questions concerning the qualification of voters, the validity of proxies and the acceptance or rejection of proxies and of votes shall be decided by two (2) inspectors of election. Such inspectors of election together with one alternate to serve in the event of death, inability or refusal by any of said inspectors of election to serve at the meeting, shall be appointed by the Board of Directors, or, if no such appointment or appointments shall have been made, then by the presiding officer at the meeting. If for any reason the inspectors of election so appointed shall fail to attend, or refuse or be unable to serve, a substitute or substitutes shall be appointed to serve as inspector or inspectors of election, in their place or stead, by the presiding officer at the meeting. No director or candidate for the office of director shall be appointed as an inspector. Each inspector shall take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of the inspector’s ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate as to any fact found by them. Each inspector shall be entitled to reasonable compensation for such inspector’s services, to be paid by the Corporation.

Section 1.13No Written Consent of Shareholders in Lieu of Meeting. Whenever shareholders are required or permitted to take any action by vote, shareholders shall not be entitled to act by written consent in lieu of obtaining the necessary vote at a meeting, and all shareholder action must be taken by vote at a duly called meeting.

Section 1.14Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares, when the Corporation is authorized to issue only one (1) class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Charter confers such rights, where there are two (2) or more classes or series of shares, or upon which or upon whom the Business Corporation Act confers such rights, notwithstanding that the Charter may provide for more than one (1) class or series of shares, one (1) or more of which are limited or denied such rights thereunder. For purposes of these Bylaws, the term “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed or furnished by the Corporation with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

ARTICLE II

DIRECTORS

Section 2.1Functions and Definition. The business of the Corporation shall be managed under the direction of its Board of Directors. The use of the phrase “entire Board of Directors” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

Section 2.2Qualification and Number. Each director shall be at least eighteen (18) years of age. A director need not be a shareholder, a citizen of the United States, nor a resident of the State of Tennessee. The number of directors constituting the entire Board of Directors shall be not less than nor more than the number specified in the Corporation’s Charter, such number may be fixed from time to time by action of the Board of Directors. The number of directors may be increased or decreased by action of the Board of Directors, provided that any action of the Board of Directors to effect such increase or decrease shall require the vote of a majority of the entire Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 2.3Election and Term. Directors shall be elected by the shareholders in the manner, and for the specific terms, as stated in the Charter.

Section 2.4Quorum. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. Except as provided otherwise herein or in the Charter, the vote of a majority of the directors present at the time of the vote, at a meeting duly assembled, a quorum being present at such time, shall be the act of the Board of Directors.

Section 2.5Meetings: Notice. Meetings of the Board of Directors shall be held at such place within or without the State of Tennessee as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors. Special meetings of the Board may be held at any time upon the call of the Chairperson of the Board, or a majority of the entire Board of Directors, by giving notice to each director in person or by telephone, facsimile, electronic transmission, mail or other form of recorded communication not less than twenty-four (24) hours before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of shareholders at the same place, if any, at which such meeting is held. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors. Any requirement of furnishing a notice shall be waived by any director who signs and delivers to the Corporation a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. The notice of any meeting need not specify the purpose of the meeting, and any and all business may be transacted at such meeting.

Section 2.6Conduct of Meetings. The Chairperson of the Board, if any, shall preside at all meetings of the Board of Directors, and in the Chairperson’s absence or inability to act, the Chief Executive Officer shall preside, and in the Chief Executive Officer’s absence or inability to act, the President shall preside, and in the President’s absence or inability to act, the Lead Independent Director, if one has been appointed, and in the Lead Independent Director’s absence or inability to act, such person as may be chosen by a majority of the directors present shall preside.

Section 2.7Committees. By resolution adopted by a majority of the entire Board of Directors, the directors may designate from their number two (2) or more directors to constitute an executive committee (the “Executive Committee”) and other committees, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by law. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, to designate alternate members of, or to discharge any such committee. All actions of the Executive Committee shall be recorded in the minutes of the Executive Committee and reported to the Board of Directors at its meeting next succeeding such action. All actions of other committees shall be recorded in the minutes of each such committee and reported to the Board of Directors (or in the case of committees appointed by the Executive Committee, to the Executive Committee) at its meeting next succeeding such action. The Board of Directors may allow members of the Executive Committee or any other committee designated by the Board of Directors or the Executive Committee a fixed fee and expenses of attendance for attendance at meetings of such committee. Members of such committees may also receive stated fees for their services as committee members as determined by the Board of Directors. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity as officer, agent or otherwise, and receiving compensation therefor.

Section 2.8Compensation of Directors. The Board of Directors may, by resolution, provide for payment to directors of a fixed fee for their services as directors, without regard for attendance at meetings of the Board, and for payment of expenses for attendance at such meetings. Nothing herein contained shall be construed as precluding any director from serving the Corporation in any other capacity as member of a committee, officer, agent or otherwise and receiving compensation therefor.

Section 2.9Dividends. Subject always to the provisions of law and the Charter, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to shareholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the shareholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.10Resignation: Removal of Directors. A director may resign at any time solely upon delivery of written notice to the Board of Directors, Chairperson of the Board, President or the Corporation. Such resignation shall be effective upon delivery unless it is specified to be effective at some other time or upon the happening of some other event. No formal action shall be required of the Board or the shareholders to make any such resignation effective. Any director or directors may be removed from office as provided in the Charter.

Section 2.11Actions Without Meetings. Any action required or permitted to be taken by the Board of Directors or by any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of any such committee consent in writing to taking such action without a meeting, and the affirmative vote of the  members of the Board of Directors or of any such committee that would be necessary to authorize or take such action at a meeting for the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or of any such committee shall be filed with the minutes of the proceedings of the Board of Directors or of any such committee.

Section 2.12Electronic Communication. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 2.13Chairperson of the Board. The members of the Board may appoint one of their members as Chairperson of the Board, which position shall be a Board position only and not an officer position unless the Board also determines such position shall also be an officer position. The Chairperson of the Board shall preside at all meetings of the shareholders and the Board of Directors at which the Chairperson of the Board is present and shall furnish advice and counsel to the Board of Directors. The Chairperson of the Board shall exercise the powers and perform the duties usual to a chairperson of the board of a corporation, and shall have such other powers and duties as may be assigned to the Chairperson of the Board by the Board of Directors.

ARTICLE III

OFFICERS

Section 3.1Election. The Board of Directors promptly after the election thereof held in each year, shall elect the officers of the Corporation, which shall include a President and a Secretary, and which may include a Chairperson of the Board, a Chief Executive Officer, one (1) or more Vice Presidents, a Treasurer, and a Controller, and may also include Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers, agents and employees as the Board may from time to time deem proper, who shall hold their offices for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board of Directors shall fix the salaries of the Chairperson of the Board, the Chief Executive Officer, the President, and Vice Presidents, the Treasurer, the Controller and the Secretary. Unless fixed by the Board of Directors or a committee thereof, the salaries of all other officers, agents and employees shall be fixed by the Chairperson of the Board, if serving, otherwise the President. Any two (2) or more offices may be held by the same person except the offices of President and Secretary.

Section 3.2Term. The term of office of all officers shall be until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 3.3Duties. The officers of the Corporation shall each have such powers and duties as are set forth in these Bylaws and such additional powers and duties as from time to time may be conferred upon them by the Board of Directors, and, subject thereto, such powers and duties as generally pertain to their respective offices, and the Board of Directors may from time to time impose and confer any or all of the powers and duties hereinafter specifically prescribed for any officer upon any other officer or officers.

Section 3.4Resignation; Removal of Officers. An officer may resign at any time solely upon delivery of notice to the Corporation. Such resignation shall be effective upon delivery unless the notice specifies a later effective date. In the event that an officer specifies in such officer’s notice a later effective date, and the Corporation accepts the future effective date, the Board may fill the pending vacancy prior to the effective date; provided, however, that the Board designates that the successor officer does not take office until such effective date. No formal action shall be required of the Board or the shareholders to make any such resignation effective. Any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the whole Board of Directors. Further, any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 3.5Chairperson of the Board. The Board may designate the position of Chairperson of the Board as an officer of the Corporation. The Chairperson of the Board shall exercise the powers and perform the duties usual to a chairperson of the board of a corporation, and shall have such other powers and duties as may be assigned to the Chairperson of the Board by the Board of Directors.

Section 3.6Chief Executive Officer. The Chief Executive Officer, in the absence of the Chairperson of the Board, shall perform all duties of the Chairperson of the Board and preside at all meetings of the shareholders and the Board of Directors at which the Chief Executive Officer is present. In the absence of a Chairperson of the Board, the Chief Executive Officer shall report directly to the Board of Directors. The Chief Executive Officer shall have such other powers and duties as may be assigned to the Chief Executive Officer from time to time by the Board of Directors.

Section 3.7President. Unless otherwise determined by the Board, the President shall be the Chief Operating Officer and shall direct the operations of the business of the Corporation, and, in the event the offices of Chief Executive Officer and President are held by different persons, shall report to the Chief Executive Officer. In the absence of a Chief Executive Officer or the Chairperson of the Board, the President shall report directly to the Board of Directors. In the absence of a Chief Executive Officer, and in the event the Board of Directors has not vested such powers in a Chairperson of the Board, the President shall be designated the Chief Executive Officer. The President shall have such other powers and duties as may be assigned to the President from time to time by the Board of Directors.

Section 3.8Vice Presidents. The Vice Presidents shall be of such number and shall have such titles of designation as may be determined from time to time by the Board of Directors. They shall perform such duties as may be assigned to them, respectively, from time to time by the Board of Directors.

Section 3.9Secretary. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors, and all other notices required by law or by these Bylaws, and in the case of the Secretary’s absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairperson of the Board, or by the directors or shareholders upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of shareholders, the Board of Directors and Executive Committee in a book to be kept for that purpose, and shall perform such other duties as may be assigned to the Secretary by the Board of Directors or the Chief Executive Officer. The Secretary shall have the custody of the records and the seal, if any, of the Corporation. The Secretary shall affix the seal, if any, to any instrument requiring it, when signed by a duly authorized officer or when specifically authorized by the Board of Directors or the Chairperson of the Board, and attest the same. In the absence or incapacity of the Secretary, any Assistant Secretary may affix the seal, if any, to any such instrument and attest the same.

Section 3.10Assistant Secretaries. The Assistant Secretaries shall have such powers and shall perform such duties as may be assigned to them from time to time by the Board of Directors, the Chief Executive Officer or the Secretary.

Section 3.11Treasurer. The Treasurer shall be responsible for establishing and executing programs providing for long- and short-term financing needs of the Corporation. The Treasurer shall establish policies for the receipt, custody and disbursement of the Corporation’s monies and securities, and for investment of the Corporation’s funds. The Treasurer shall perform such other duties as may be assigned to the Treasurer from time to time by the Board of Directors or the Chief Executive Officer.

Section 3.12Assistant Treasurers. The Assistant Treasurers shall have such powers and shall perform such duties as may be assigned to them from time to time by the Board of Directors, the Chief Executive Officer or the Treasurer.

Section 3.13Controller. The Controller shall be responsible for the development and maintenance of accounting policies and systems properly to record, report and interpret the financial position and the results of operations of the Corporation. The Controller shall be responsible for development and maintenance of adequate plans for the financial control of operations and the protection of the assets of the Corporation. The Controller shall perform such other duties as may be assigned to the Controller from time to time by the Board of Directors or the Chief Executive Officer.

Section 3.14Assistant Controllers. The Assistant Controllers shall have such powers and shall perform such duties as may be assigned to them from time to time by the Board of Directors, the Chief Executive Officer or the Controller.

Section 3.15Corporation as Security Holder. Unless otherwise ordered by the Board of Directors, the President, or, in the event of the President’s inability to act, the Vice President designated by the Board of Directors to act in the absence of the President or, in the absence of such designation, in the order of such Vice President’s seniority, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE IV

SHARES

Section 4.1Shares of Stock. The shares of stock of the Corporation may be certificated or uncertificated, and may be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system; provided, that the Board may authorize the issuance of some or all of any or all classes or series of the stock of the Corporation without certificates. Any authorization of the Board providing for shares without certificates shall not affect shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding any such authorization by the Board, every holder of fully-paid stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate, which shall be in such form not inconsistent with the Charter as the Board of Directors may from time to time prescribe. Certificates representing shares shall have set forth thereon the statements prescribed by law and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer were an officer at the date of its issue. Within a reasonable time after the issue or transfer of shares without certificates, if required by Section 48-16-207 of the Business Corporation Act (or any successor provision), the Corporation shall (or shall direct its transfer agent, if any) to send to the shareholder a written statement of the information required on certificates by Sections 48-16-206(b) and (c), and, if applicable, Section 48-16-208, of the Business Corporation Act. Except as otherwise expressly provided by law, the rights and obligations of the holders of shares without certificates and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 4.2Transfer of Shares. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the Corporation shall be made only on the share record of the Corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, the payment of all taxes due thereon, and, if such shares are represented by a certificate or certificates, upon the surrender of the certificate or certificates for such shares properly endorsed, or for shares without certificates, upon the presentation of proper evidence of authority to transfer by the record holder thereof. A certificate representing shares (or, in lieu of a certificate, shares without certificates) shall not be issued until the full amount of consideration therefor has been paid, except as the Business Corporation Act may otherwise permit.

Section 4.3Fractional Shares. The Corporation may issue fractions of a share, in either certificated form or without certificates, where necessary to effect transactions authorized by the Business Corporation Act which shall entitle the holder, in proportion to such holder’s fractional holdings, to exercise voting rights, receive dividends and participate in liquidating distributions; or the Corporation may pay in cash the value of fractions of a share as of the time when those entitled to receive such fractions is determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the

Corporation or of its agent, exchangeable as therein, provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the Corporation.

Section 4.4Replacement Certificates. No certificates representing shares (or, in lieu of new certificates, shares without certificates) shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft as the Board of Directors may require, and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount, upon such terms and secured by such surety as the Board of Directors may in its discretion require.

Section 4.5Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Tennessee.

ARTICLE V

FISCAL YEAR

The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

ARTICLE VI

CORPORATE SEAL

The Corporation may, but shall not be required to, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE VII

INDEMNIFICATION

The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation for any other enterprise as a director, officer or employee. Expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this bylaw shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. No amendment of this bylaw shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this article, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; service “at the request of the Corporation” shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action taken or omitted by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

ARTICLE VIII

CONTROL SHARE ACQUISITIONS

Section 8.1Applicability of Control Share Acquisition Act. The Tennessee Control Share Acquisition Act shall be applicable with respect to shares of the Corporation.

Section 8.2Redemption of Control Shares in Certain Events. In accordance with Section 15 of the Tennessee Control Share Acquisition Act, the Corporation may redeem, at its option, all but not less than all control shares acquired in a control share acquisition at any time during the period ending sixty (60) days after the last acquisition of control shares by an acquiring person, from the acquiring person for the fair value (as defined in such Section 15) of such shares if:  no control acquisition statement has been filed; or  a control acquisition statement has been filed and the shares are not accorded voting rights by the shareholders pursuant to Section 14 of the Tennessee Control Share Acquisition Act.

ARTICLE IX

GENERAL

Section 9.1Financial Reports. The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

Section 9.2Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and/or any committee which the directors may appoint, and shall keep at the office of the Corporation in the State of Tennessee or at the office of the transfer agent or registrar, if any, in said state, a record containing the names and addresses of all shareholders, the number and class of shares held by each, and the dates when such shareholders respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE X

AMENDMENTS

An affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) in voting power of the then-outstanding shares entitled to vote, voting together as a single class, may make, alter, amend or repeal the Bylaws and may adopt new Bylaws.